EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of Organa Technologies Group, Inc., filed with the Securities and Exchange Commission on Form 10/A, of our reports dated April 14, 2008, with the consolidated financial statements of Organa Technologies Group, Inc. and Subsidiaries as of and for the years ended December 31, 2007 and 2006.

/s/ LIEBMAN GOLDBERG & DROGIN LLP

CERTIFIED PUBLIC ACCOUNTANTS

Garden City, New York

April XX, 2008